EXHIBIT A

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13G (or any amendments thereto) relating to the Class A ordinary shares of Nano Labs Ltd is filed on behalf of each of us.

Dated: December 23, 2024

Golden Forest Management Limited

By:	/s/ Guojun Shen
	Name:	Guojun Shen
	Title:	Director

Profit Cheer Investment Limited

By:	/s/ Guojun Shen
	Name:	Guojun Shen
	Title:	Director

/s/ Guojun Shen
Name:	Guojun Shen